DERIVED INFORMATION  8/23/2005

[$974,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$989,000,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2005-7

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[TBD]

Trustee

The information contained in the attached materials (the “Information”) has been provided by Credit Suisse First Boston LLC (“CSFB”).

The Information contained herein is preliminary and subject to change. The Information does not include all of the information required to be included in the final prospectus relating to the certificates. As such, the Information may not reflect the impact of all structural characteristics of the certificates. The assumptions underlying the Information, including structure and collateral, may be modified from time to time to reflect changed circumstances.

Prospective investors in the certificates should read the relevant documents filed, or to be filed, with the Securities and Exchange Commission (the “Commission”) because they contain important information. Such documents may be obtained without charge at the Commission’s website. Although a registration statement (including the base prospectus) relating to the certificates discussed in this communication has been filed with the Commission and is effective, the final prospectus supplement relating to the certificates discussed in this communication has not yet been filed with the Commission. Prospective purchasers are recommended to review the final prospectus and prospectus supplement relating to the certificates (“Offering Documents”) discussed in this communication.

Offering Documents contain data that is current as of their publication dates and after publication may no longer be complete or current. A final prospectus and prospectus supplement may be obtained by contacting the CSFB trading desk or from the Commission’s website.

There shall not be any offer or sale of the certificates discussed in this communication in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the pool. Neither Credit Suisse First Boston LLC nor the Depositor have verified these analyses, calculations or valuations or represent that any such valuations represent levels where actual trades may occur.

	Deal Name		Data	Data
			%	#
WA DTI		%

DTI Distribution	DTI <10.00%		2.5	25,125,262
	DTI 10.00-19.99%		1.7	16,601,171
	DTI 20.00-29.99%		7.9	78,980,006
	DTI 30.00-39.99%		24.4	242,752,174
	DTI 40.00-49.99%		55.1	549,131,131
	DTI 50.00-59.99%		8.4	83,834,240
	DTI 60.00-69.99%		0.0	235,823

			Data	Data
Loan Balance Distribution	$ 0-25,000	# & %	0.5	4,593,642
	$ 25,001-50,000	# & %	1.7	17,222,764
	$ 50,001-75,000	# & %	4.3	42,568,126
	$ 75,001-100,000	# & %	6.1	60,356,407
	$ 100,001-150,000	# & %	17.4	173,747,301
	$ 150,001-200,000	# & %	17.1	170,871,100
	$ 200,001-250,000	# & %	12.2	122,026,939
	$ 250,001-300,000	# & %	10.7	106,666,308
	$ 300,001-350,000	# & %	7.6	75,765,430
	$ 350,001-400,000	# & %	6.4	64,099,062
	$ 400,001-450,000	# & %	4.5	44,466,815
	$ 450,001-500,000	# & %	4.3	42,957,557
	$ 500,001-550,000	# & %	1.9	19,377,755
	$ 550,001-600,000	# & %	1.5	14,841,127
	$ 600,001-650,000	# & %	1.0	9,994,361
	$ 650,001-700,000	# & %	1.2	11,569,273
	$ 700,001-750,000	# & %	0.8	8,067,164
	$ 750,001-800,000	# & %	0.1	788,000
	$ 800,001-850,000	# & %	0.0	-
	$ 850,001-900,000	# & %	0.1	873,559
	$ 900,001-950,000	# & %	0.0	-
	$ 950,001-1,000,000	# & %	0.2	1,968,187
	> $ 1,000,001	# & %	0.4	3,890,904

Please populate column D (&E) with the corresponding pool characteristics in Column B.

-  For values in currency format, omit $.

-  For values in percentage format, provide data to 3 decimal places and omit %.

-  For WAC Net Rate, subtract servicing fee, trustee fee, and initial MI fee.

-  For MI Flag, Y or N.

Product Type	WA IO Term	Number of Loans	Loan Balance	Avg. Loan Balance	% of Total IO	% of Total Pool	WA FICO	WA LTV	% Owner Occupied	% Purchase	% Investor	WA DTI	% Full Doc
2/28 ARM 24 Month IO	na	69	19,948,891	289,114	2.0	2.0	670	80.5	97.1	64.8	41.2	2.9	39.8
2/28 ARM 36 Month IO	na	767	191,146,606	249,213	19.2	19.2	657	81.3	95.7	66.1	42.2	4.1	38.3
2/28 ARM 60 Month IO	na	59	14,726,639	249,604	1.5	1.5	663	82.1	85.0	59.7	41.8	15.0	58.2
2/28 ARM 120 Month IO	na	23	5,355,794	232,861	0.5	0.5	639	77.6	97.0	39.2	38.1	3.0	50.5
3/27 ARM 24 Month IO	na	48	12,248,257	255,172	1.2	1.2	664	81.9	96.9	64.1	43.1	3.1	48.6
3/27 ARM 36 Month IO	na	2	256,000	128,000	0.0	0.0	647	80.0	100.0	45.3	26.4	0.0	100.0
3/27 ARM 60 Month IO	na	11	2,817,354	256,123	0.3	0.3	689	81.2	95.8	50.9	41.4	4.2	60.2
5/25 ARM 60 Month IO	na	2	392,664	196,332	0.0	0.0	726	80.0	100.0	100.0	42.2	0.0	100.0
30 Fixed IO	60	11	2,394,855	217,714	0.2	0.2	637	80.6	100.0	26.6	38.7	0.0	76.1
15 Fixed IO	60	2	290,300	145,150	0.0	0.0	672	86.7	100.0	66.7	41.8	0.0	33.3
Other IO	0	5,104	747,134,419	146,382	0.0	75.0	615	81.2	95.2	44.1	41.5	4.1	53.6
Totals:	15	6,098	996,711,780	163,449	25.0	100.0	626	81.2	95.2	49.2	41.6	4.2	50.5

Please fill out chart with the appropriate characteristics for each rep line.  Please note '% of total IO' should add up to 100%.  Columns G, I, J, L, and M refer to % within the specific product type so they should not sum to 100%.

Initial Periodic Caps
Product Type	1.00%	1.50%	2.00%	2.50%	3.00%	3.50%	4.00%	4.50%	5.00%
2/28 ARM 24 Month IO	0	387,200	0	0	19,561,691	0	0	0	0
2/28 ARM 36 Month IO	0	0	0	0	0	0	0	0	0
2/28 ARM 60 Month IO	0	15,026,890	58,189,969	0	117,929,746	0	0	0	0
2/28 ARM 120 Month IO	0	0	0	0	14,726,639	0	0	0	0
3/27 ARM 24 Month IO	0	0	0	0	0	0	0	0	0
3/27 ARM 36 Month IO	0	0	0	0	5,355,794	0	0	0	0
3/27 ARM 60 Month IO	0	927,100	1,553,700	0	9,767,457	0	0	0	0
5/25 ARM 60 Month IO	0	0	0	0	2,630,204	0	0	0	187,150
Other IO	2,479,954	14,019,338	175,135,829	324,122	440,867,337				1,945,394
Totals:	2,479,954	30,360,528	234,879,498	324,122	610,838,868	0	0	0	2,132,544

Please fill out with total value dollars for loans in the pool that fall into teach cell of the matrix.